Exhibit 99.1

Cemtrex Announces Share Repurchase Authorization

Marks first share buyback program in the Company’s history

Farmingdale, NY –June 22, 2016 – Cemtrex Inc. (Nasdaq: CETX), a world leading industrial and manufacturing solutions company, announced today that its Board of Directors has approved a new share repurchase authorization for the Company’s common stock, under which the Company may repurchase up to one million of its outstanding shares over the next twelve months, depending on market conditions.

Under the stock repurchase program, Cemtrex may repurchase shares in open-market purchases in accordance with all applicable securities laws and regulations. The extent to which Cemtrex repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by Cemtrex’s management team. The repurchase program may be suspended or discontinued at any time.

Cemtrex Chairman and CEO, Saagar Govil (@SaagarGovil) , commented, “This share repurchase plan, the first in the Company’s operating history, demonstrates our commitment to providing value to our shareholders and reflects our confidence in our business and growth prospects, as we continue to expand both organically and through strategic transactions such as the recent Periscope acquisition.”

About Cemtrex

Cemtrex, Inc. (NASDAQ:CETX) is a global, diversified industrial and manufacturing company that provides a wide array of solutions to meet today's technology challenges and is rapidly growing through acquisitions. Cemtrex provides: manufacturing services of advanced custom engineered electronics, industrial contracting services, monitoring instruments for industrial processes and environmental compliance, and equipment for controlling particulates, hazardous pollutants, and Greenhouse gases used in carbon trading globally.

www.cemtrex.com

@Cemtrex

Safe Harbor Statement
This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. This release may contain Non-GAAP financial information and are not calculated or presented in accordance with US GAAP. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions.

For further information, please contact:

Investor Relations
Cemtrex, Inc.
Phone: 631-756-9116
investors@cemtrex.com